Exhibit 1.1

CAMPBELL SOUP COMPANY

Debt Securities

Underwriting Agreement Standard Provisions

 From time to time, Campbell Soup Company, a New Jersey corporation (the "Company"), may enter into one or more underwriting agreements in the form of Annex A hereto that incorporate by reference these Standard Provisions (collectively with these Standard Provisions, an "Underwriting Agreement") that provide for the sale of the securities designated in such Underwriting Agreement (the "Securities") to the several Underwriters named therein (the "Underwriters"), for whom the Underwriters named therein shall act as representatives (the "Representatives"). The Underwriting Agreement, including these Standard Provisions, is sometimes referred to herein as this "Agreement".  The Securities will be issued pursuant to an indenture (the "Indenture") dated as of March 19, 2015 between the Company and Wells Fargo Bank, National Association, as trustee (the "Trustee").

On December 18, 2017, the Company entered into an Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement") by and among the Company, Twist Merger Sub, Inc., an indirect, wholly-owned subsidiary of the Company ("Merger Sub"), and Snyder's-Lance, Inc. ("Snyder's-Lance") pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into Snyder's-Lance (the "Merger"), with Snyder's-Lance surviving the Merger as a wholly-owned subsidiary of the Company. As used herein, "Acquired Companies" shall refer to Snyder's-Lance and each of its direct and indirect subsidiaries. For purposes of this Agreement, references to the "knowledge" or "awareness" (and words of similar import) of the Company with respect to matters pertaining to the Acquired Companies shall be limited to the actual knowledge of the Company.

 1. Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3 (File No. 333-219217), including a prospectus (the "Basic Prospectus"), relating to the debt securities to be issued from time to time by the Company.  The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the "Prospectus Supplement").  The registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the "Registration Statement;" and as used herein, the term "Prospectus" means the Basic Prospectus as supplemented by the Prospectus Supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term "Preliminary Prospectus" means the preliminary Prospectus Supplement together with the Basic Prospectus.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.  References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein.  The terms "supplement," "amendment" and "amend" as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act") subsequent to the date of the Underwriting Agreement which are deemed to be incorporated by reference therein.  For purposes of this Agreement, the term "Effective Time" means the effective date of the Registration Statement with respect to the offering of Securities, as determined for the Company pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K, as applicable.

 At or prior to the time when sales of the Securities will be first made (the "Time of Sale"), the Company will prepare certain information (collectively, the "Time of Sale Information") which information will be identified in Schedule 3 to the Underwriting Agreement for such offering of Securities as constituting part of the Time of Sale Information.

 2. Purchase of the Securities by the Underwriters.  (a)  The Company agrees to issue and sell the Securities to the several Underwriters named in the Underwriting Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in the Underwriting Agreement at the purchase price set forth in the Underwriting Agreement.

 (b)             Payment for and delivery of the Securities will be made at the time and place set forth in the Underwriting Agreement. The time and date of such payment and delivery is referred to herein as the "Closing Date".

 (c)             The Company acknowledges and agrees that the Underwriters named in the Underwriting Agreement are acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to any offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named in the Underwriting Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

 (a) Registration Statement and Prospectus.  The Registration Statement is an "automatic shelf registration statement" as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and to the Company's knowledge, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Time of Sale Information.  The Time of Sale Information, at the Time of Sale and at the Closing Date did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an "Issuer Free Writing Prospectus") other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 3 to the Underwriting Agreement as constituting the Time of Sale Information and (v) any electronic road show or other written communications, including the investor presentation listed on Schedule 5 to the Underwriting Agreement, in each case approved in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Incorporated Documents.   (i) Except with respect to the financial statements of Snyder's-Lance incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, the documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) with respect to the financial statements of Snyder's-Lance incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, to the knowledge of the Company, such financial statements as of the date filed with the Commission, presented fairly, in all material respects, the financial position and results of operations and cash flows of Snyder's-Lance and its consolidated subsidiaries as of and for the periods stated therein in conformity with accounting principles generally accepted in the United States or necessary.

(e) No Violation or Default.  The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) violate the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, which conflict, breach, default or violation would have a material adverse effect on  the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries.

(f) No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States of America, the State of New Jersey or the State of New York is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters.

(g) Internal Control Over Financial Reporting.  The Company and, to the knowledge of the Company, Snyder's-Lance, each maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by or under the supervision of the principal executive officer and principal financial officer of the Company or Snyder's-Lance, respectively, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and the internal control over consolidated financial reporting of the Company and, to the knowledge of the Company, Snyder's-Lance, respectively, is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting or in the internal control over financial reporting of Snyder's-Lance.

(h) Disclosure Controls and Procedures.  The Company and, to the knowledge of the Company, Snyder's-Lance, each maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company or, to the knowledge of the Company, Snyder's-Lance, respectively, is made known to the principal executive officer and principal financial officer of the Company or Snyder's-Lance, respectively, by others within the Company and its subsidiaries or by others within the Acquired Companies, respectively; and such disclosure controls and procedures of the Company and, to the knowledge of the Company, Snyder's-Lance, are effective.

(i) Merger Agreement.  The Merger Agreement has been duly authorized, executed and delivered by the Company and the Merger Sub and constitutes a valid and binding agreement the Company and Merger Sub, enforceable against the Company and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability.  The Company has not received any written notice of termination of the Merger Agreement from Snyder's-Lance. Nothing has come to the knowledge of the Company that would cause it to believe that, and the Company has not received any written notice from Snyder's-Lance to the effect that, any conditions to the closing of the transactions contemplated by the Merger Agreement will not be satisfied by the Company or Snyder's-Lance, as applicable, at or prior to the Termination Date (as defined in the Merger Agreement).

(j) Money Laundering Laws.  The operations of the Company and its subsidiaries and, to the knowledge of the Company, the Acquired Companies, are and have been conducted at all times within the preceding three years in compliance with applicable financial recordkeeping and reporting requirements and applicable money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or, to the knowledge of the Company, any Acquired Company, with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened; it being understood that no representation is made as to any subsidiary of the Company or Snyder's-Lance prior to the time it became a subsidiary of the Company or Snyder's-Lance, respectively.

(k) Sanctions Laws.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any Acquired Company or any director, officer, agent, employee or controlled affiliate of the Company, any of its subsidiaries or any Acquired Company (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently subject to any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty's Treasury) or other relevant U.S., U.K., U.N. or E.U. sanctions authority (collectively, "Sanctions" and such persons, "Sanctioned Persons"), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive Sanctions, comprising Cuba, Iran, North Korea, Syria, and the Crimea Region of Ukraine (collectively, "Sanctioned Countries" and each, a "Sanctioned Country") or (iii) will use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(l) Sanctioned Persons and Countries.  Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of the Acquired Companies, has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or any of its subsidiaries or, to the knowledge of the Company, any Acquired Company, have any plans to increase its dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries, except in a manner that complies with applicable Sanctions; it being understood that no representation is made as to any subsidiary of the Company or Snyder's-Lance prior to the time it became a subsidiary of the Company or Snyder's-Lance, respectively.

(m) FCPA and U.K. Bribery Act.  Except as has been disclosed to the Underwriters, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any Acquired Company or any director, officer, agent, employee or controlled affiliate of the Company, any of its subsidiaries or any Acquired Company, is aware of or has in the preceding 3 years taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; it being understood that no representation is made as to any subsidiary of the Company or Snyder's-Lance prior to the time it became a subsidiary of the Company or Snyder's-Lance, respectively, or as to any director, officer, agent, employee or controlled affiliate of the Company or Snyder's-Lance prior to the time he, she or it became such; and the Company and its subsidiaries have instituted and maintain and, to the knowledge of the Company, the Acquired Companies have instituted and maintain, policies and procedures to ensure compliance therewith in all material respects.  No part of the proceeds of the offering of the Securities will be used in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

4. Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

 (a) Filings with the Commission.  The Company will (i) pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date and (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act.  The Company will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule 4 to the Underwriting Agreement) to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies.  The Company will deliver, without charge, to each Underwriter during the Prospectus Delivery Period (as defined below) for the sale of the Securities, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus (if applicable) as the Representatives may reasonably request.  As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, in each case, during the Prospectus Delivery Period, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object unless, in the case of a filing, the Company is required by law to make such filing.

(d) Notice to the Representatives.  During the Prospectus Delivery Period, the Company will advise the Representatives promptly (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.  Notwithstanding the foregoing, no such notice, amendment or supplement need be given in connection with any document filed by the Company pursuant to the Exchange Act after the Closing Date unless the Representatives shall have advised the Company that the Underwriters have not completed the distribution of the Securities.

(g) Earning Statement.  The Company will make generally available to its security holders as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

 5.               Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

 (a)              it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any "free writing prospectus", as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule 3 or Schedule 5 to the Underwriting Agreement or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an "Underwriter Free Writing Prospectus");

 (b)             notwithstanding the foregoing the Underwriters may use a term sheet substantially in the form of Schedule 4 to the Underwriting Agreement without the consent of the Company; and

 (c)             it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

 6.               Conditions of Underwriters' Obligations.  The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

 (a)             Registration Compliance; No Stop Order.  If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representatives shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date of the Underwriting Agreement; if applicable, the Rule 462(b) Registration Statement shall have become effective by 10:00 a.m. New York City time on the business day following the date of the Underwriting Agreement; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before, or to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof.

 (b) Officer's Certificate.  The Representatives shall have received on the Closing Date a certificate signed by two officers of the Company reasonably satisfactory to the Representatives (i) as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Sale and at and as of the Closing Date, (ii) as to the performance by the Company of all of its obli-gations hereunder to be performed at or prior to the Closing Date, (iii) at and as of the Time of Sale and at and as of the Closing Date, as to the absence subsequent to the date of the most recent financial statements for the Company or the Acquired Companies, as applicable, in or incor-porated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, of any material adverse change in the business, properties and financial position or results of operation of the Company or, to the knowledge of the Company, the Acquired Companies, in each case except as set forth in or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, as amend-ed and supplemented and (iv) as to the matters set forth in sub-section (a) of this Section.

(c) Chief Financial Officer's Certificate. The Representatives shall have received on the date hereof and on the Closing Date separate certificates signed by the Chief Financial Officer of the Company, substantially in the form Annex D attached hereto.

(d) Comfort Letters.  On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, separate letters, each dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information for each of the Company and Snyder's-Lance contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off" date no more than three business days prior to the Closing Date.

 (e) Opinion of Counsel of the Company.  Mark Migliaccio, Chief Counsel – Securities and Corporate Finance of the Company, shall have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

 (f) Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(g) Opinion and 10b-5 Statement of Counsel for the Company.  The Representatives shall have received an opinion and 10b-5 statement, in form and substance reasonably satisfactory to the Representatives, dated the Closing Date, of Weil Gotshal & Manges LLP, counsel for the Company, to the effect set forth in Annexes C-1 and C-2 hereto.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

 7.               Indemnification and Contribution.

 (a) Indemnification of the Underwriters.  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information, the Registration Statement or the Prospectus or any such amendment or supplement (i) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein or (ii) contained in that part of the Registration Statement constituting the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee.

 (b) Indemnification of the Company.  Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

 (c) Notice and Procedures.  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action (including any governmental investigation), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party or represent two or more parties if such representation would be inappropriate due to actual or potential differing interests between or among them), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

 (d) Contribution.  If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities to which such loss, claims, damage or liability (or action in respect thereof) relates.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriter.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

 (e) Non-Exclusive Remedies.  The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of any Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

8. Termination.  This Agreement may be terminated in the discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date there shall have occurred any of the following:  (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or any material disruption in securities settlement or clearance systems; or (iii) the outbreak or escalation of hostilities or any calamity or crisis on or after the date of this Agreement if the effect of any such event specified in this clause (iii) in the reasonable judgment of the Representatives is material and adverse to the market for the Securities and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pro-spectus as amended or supplemented.

 9.               Defaulting Underwriter.  (a)  If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non‑defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in the Underwriting Agreement that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

 (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

 (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

 (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

 10.            Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing the Indenture, the Securities and the Underwriting Agreement (collectively, the "Transaction Documents"); (iv) the fees and expenses of the Company's counsel and independent accountants in connection with the registration of the Securities under the Securities Act and the offer and sale of the Securities; (v) any fees charged by rating agencies for rating the Securities; and (vi) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties).

 (b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement (other than as permitted by Section 9), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses approved in writing by the Representatives (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

 11.             Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.             Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

 13.             Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

 14.             Miscellaneous.  (a)  Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives at the address set forth in the Underwriting Agreement.  Notices to the Company shall be given to it at One Campbell Place, Camden, New Jersey, 08103-1799, (fax:(856) 342-3889); Attention: Corporate Secretary, or if different, to the address set forth in the Underwriting Agreement.

 (c) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

 (d) Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

 (e) Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Annex A

Underwriting Agreement

 March 12, 2018

Credit Suisse Securities (USA) LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC

As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

 Campbell Soup Company, a New Jersey corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), $500,000,000 aggregate principal amount of its Floating Rate Notes due 2020 (the "2020 Floating Rate Notes"), $400,000,000 aggregate principal amount of its Floating Rate Notes due 2021 (the "2021 Floating Rate Notes"), $650,000,000 aggregate principal amount of its 3.300% Notes due 2021 (the "2021 Notes"), $1,200,000,000 aggregate principal amount of its 3.650% Notes due 2023 (the "2023 Notes"), $850,000,000 aggregate principal amount of its 3.950% Notes due 2025 (the "2025 Notes"), $1,000,000,000 aggregate principal amount of its 4.150% Notes due 2028 (the "2028 Notes") and $700,000,000 aggregate principal amount of its 4.800% Notes due 2048 (the "2048 Notes" and together with the 2020 Floating Rate Notes, 2021 Floating Rate Notes, 2021 Notes, 2023 Notes, 2025 Notes and 2028 Notes, the "Securities").

Each series of the Securities will have the respective terms set forth in Schedule 2 hereto. The Securities will be issued pursuant to the indenture (the "Indenture") dated as of March 19, 2015, between the Company and Wells Fargo Bank, National Association, as trustee (the "Trustee").

 The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of (i) 2020 Floating Rate Notes set forth opposite such Underwriter's name in Schedule 1 hereto at a price equal to 99.650% of the principal amount thereof, (ii) 2021 Floating Rate Notes set forth opposite such Underwriter's name in Schedule 1 hereto at a price equal to 99.550% of the principal amount thereof, (iii) 2021 Notes set forth opposite such Underwriter's name in Schedule 1 hereto at a price equal to 99.479% of the principal amount thereof, (iv) 2023 Notes set forth opposite such Underwriter's name in Schedule 1 hereto at a price equal to 99.251% of the principal amount thereof, (v) 2025 Notes set forth opposite such Underwriter's name in Schedule 1 hereto at a price equal to 99.121% of the principal amount thereof, (vi) 2028 Notes set forth opposite such Underwriter's name in Schedule 1 hereto at a price equal to 99.237% of the principal amount thereof and (vii) 2048 Notes set forth opposite such Underwriter's name in Schedule 1 hereto at a price equal to 98.652% of the principal amount thereof, in each case plus accrued interest, if any, from March 16, 2018 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

 The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus.  Schedule 3 hereto sets forth the Time of Sale Information made available at the Time of Sale. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

Payment for and delivery of the Securities shall be made at the offices of Davis Polk & Wardwell LLP at 10:00 A.M., New York City time, on March 16, 2018, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing (the "Closing Date").

Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the "Global Notes"), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

 The Company and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) any Issuer Free Writing Prospectus or any Time of Sale Information consists of the following:  (a) the second sentence of the third paragraph of text under the caption "Underwriting" in the preliminary Prospectus Supplement and the Prospectus Supplement, concerning market making by the Underwriters, (b) the fourth paragraph of text under the caption "Underwriting" in the preliminary Prospectus Supplement and the Prospectus Supplement, concerning the terms of the offering by the Underwriters and (c) the sixth paragraph of text under the caption "Underwriting" in the preliminary Prospectus Supplement and the Prospectus Supplement, concerning short sales and stabilization by the Underwriters, and related matters.

 All provisions contained in the document entitled Campbell Soup Company Debt Securities Underwriting Agreement Standard Provisions are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Underwriting Agreement Standard Provisions is otherwise defined herein, the definition set forth herein shall control.

 This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CAMPBELL SOUP COMPANY

By	/s/ Ashok Madhavan
	Name:	Ashok Madhavan
	Title:	Vice President and Treasurer

Accepted:	March 12, 2018

CREDIT SUISSE SECURITIES (USA) LLC

 For itself and on behalf of the
 several Underwriters listed
 in Schedule 1 hereto.

By	/s/ Sharon Harrison
Authorized Signatory

Accepted:	March 12, 2018

BARCLAYS CAPITAL INC.

 For itself and on behalf of the
 several Underwriters listed
 in Schedule 1 hereto.

By	/s/ Meghan M. Maher
Authorized Signatory

Accepted:	March 12, 2018

CITIGROUP GLOBAL MARKETS INC.

 For itself and on behalf of the
 several Underwriters listed
 in Schedule 1 hereto.

By	/s/ Adam D. Bordner
Authorized Signatory

Accepted:	March 12, 2018

J.P. MORGAN SECURITIES LLC

 For itself and on behalf of the
 several Underwriters listed
 in Schedule 1 hereto.

By	/s/ Som Bhattacharyya
Authorized Signatory

 Schedule 1

Underwriter	Principal Amount
	2020 Floating Rate Notes	2021 Floating Rate Notes	2021 Notes	2023 Notes	2025 notes	2028 Notes	2048 Notes
Credit Suisse Securities (USA) LLC	$106,250,000	$85,000,000	$138,125,000	$255,000,000	$180,625,000	$212,500,000	$148,750,000
Barclays Capital Inc.	$46,500,000	$37,200,000	$60,450,000	$111,600,000	$79,050,000	$93,000,000	$65,100,000
Citigroup Global Markets Inc.	$46,500,000	$37,200,000	$60,450,000	$111,600,000	$79,050,000	$93,000,000	$65,100,000
J.P. Morgan Securities LLC	$46,500,000	$37,200,000	$60,450,000	$111,600,000	$79,050,000	$93,000,000	$65,100,000
BNP Paribas Securities Corp.	$46,500,000	$37,200,000	$60,450,000	$111,600,000	$79,050,000	$93,000,000	$65,100,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$46,500,000	$37,200,000	$60,450,000	$111,600,000	$79,050,000	$93,000,000	$65,100,000
SMBC Nikko Securities America, Inc.	$37,500,000	$30,000,000	$48,750,000	$90,000,000	$63,750,000	$75,000,000	$52,500,000
BMO Capital Markets Corp.	$22,500,000	$18,000,000	$29,250,000	$54,000,000	$38,250,000	$45,000,000	$31,500,000
PNC Capital Markets, LLC	$22,500,000	$18,000,000	$29,250,000	$54,000,000	$38,250,000	$45,000,000	$31,500,000
Rabo Securities USA, Inc.	$20,000,000	$16,000,000	$26,000,000	$48,000,000	$34,000,000	$40,000,000	$28,000,000
Wells Fargo Securities, LLC	$20,000,000	$16,000,000	$26,000,000	$48,000,000	$34,000,000	$40,000,000	$28,000,000
MUFG Securities Americas Inc.	$15,000,000	$12,000,000	$19,500,000	$36,000,000	$25,500,000	$30,000,000	$21,000,000
RBC Capital Markets, LLC	$13,750,000	$11,000,000	$17,875,000	$33,000,000	$23,375,000	$27,500,000	$19,250,000
The Williams Capital Group, L.P.	$10,000,000	$8,000,000	$13,000,000	$24,000,000	$17,000,000	$20,000,000	$14,000,000
Total	$500,000,000	$400,000,000	$650,000,000	$1,200,000,000	$850,000,000	$1,000,000,000	$700,000,000

Schedule 1 - 1

Schedule 2

Representatives and Address for Notices:

Credit Suisse Securities (USA) LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Certain Terms of the 2020 Floating Rate Notes:

Title of 2020 Floating
Rate Notes:	Floating Rate Notes due 2020

Aggregate Principal
Amount of 2020 Floating
Rate Notes:	$500,000,000

Maturity Date:	March 16, 2020

Interest Rate:	Three-month U.S. dollar LIBOR plus 0.50%

Initial Interest Rate:	Three-month U.S. dollar LIBOR plus 0.50%, determined on the second London banking day prior to March 16, 2018

Interest Payment Dates:	Quarterly in arrears on March 16, June 16, September 16 and December 16 of each year, commencing June 16, 2018

Record Dates:	March 1, June 1, September 1 and December 1

Interest Reset Dates:	March 16, June 16, September 16 and December 16 of each year

Schedule 2 - 1

Redemption Provisions:	Special Mandatory Redemption of the 2020 Floating Rate Notes

If the Snyder's-Lance acquisition is not completed on or before September 18, 2018 (the "Special Redemption Deadline"), or if the Snyder's-Lance merger agreement is terminated prior to such date, the Company will redeem all of the outstanding aggregate principal amount of the 2020 Floating Rate Notes on the special redemption date (the "Special Redemption Date"), which is the thirtieth New York Business Day following the delivery of the notice of the special redemption.  If the Company is required to redeem the 2020 Floating Rate Notes pursuant to these special redemption provisions, all of the outstanding aggregate principal amount of the 2020 Floating Rate Notes will be redeemed at a special redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest from and including the date of the initial issuance of the 2020 Floating Rate Notes, or the most recent date to which interest has been paid on the 2020 Floating Rate Notes, whichever is later, to but excluding the Special Redemption Date.

Optional Redemption of the 2020 Floating Rate Notes

The Company does not have the right to redeem the 2020 Floating Rate Notes before maturity at its option.

Change of Control
Offer to Purchase:
If a change of control triggering event occurs, unless the Company has exercised its right of redemption, the Company will be required to offer to purchase the 2020 Floating Rate Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date.

Certain Terms of the 2021 Floating Rate Notes:

Title of 2021 Floating
Rate Notes:	Floating Rate Notes due 2021

Aggregate Principal
Amount of 2021 Floating
Rate Notes:	$400,000,000

Maturity Date:	March 15, 2021

Interest Rate:	Three-month U.S. dollar LIBOR plus 0.63%

Schedule 2 - 2

Initial Interest Rate:	Three-month U.S. dollar LIBOR plus 0.63%, determined on the second London banking day prior to March 16, 2018

Interest Payment Dates:	Quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing June 15, 2018

Record Dates:	March 1, June 1, September 1 and December 1

Interest Reset Dates:	March 15, June 15, September 15 and December 15 of each year

Redemption Provisions:	Special Mandatory Redemption of the 2021 Floating Rate Notes

If the Snyder's-Lance  acquisition is not completed on or before the Special Redemption Deadline, or if the Snyder's-Lance merger agreement is terminated prior to such date, the Company will redeem all of the outstanding aggregate principal amount of the 2021 Floating Rate Notes on the Special Redemption Date.  If the Company is required to redeem the 2021 Floating Rate Notes pursuant to these special redemption provisions, all of the outstanding aggregate principal amount of the 2021 Floating Rate Notes will be redeemed at a special redemption price equal to101% of the aggregate principal amount thereof, plus accrued and unpaid interest from and including the date of the initial issuance of the 2021 Floating Rate Notes, or the most recent date to which interest has been paid on the 2021 Floating Rate Notes, whichever is later, to but excluding the Special Redemption Date.

Optional Redemption of the 2021 Floating Rate Notes

The Company does not have the right to redeem the 2021 Floating Rate Notes before maturity at its option.

Schedule 2 - 3

Change of Control
Offer to Purchase:
If a change of control triggering event occurs, unless the Company has exercised its right of redemption, the Company will be required to offer to purchase the 2021 Floating Rate Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date.

Certain Terms of the 2021 Notes:

Title of 2021 Notes:	3.300% Notes due 2021

Aggregate Principal
Amount of 2021 Notes:	$650,000,000

Maturity Date:	March 15, 2021

Interest Rate:	3.300%

Interest Payment Dates:	Semi-annually in arrears on March 15 and September 15 of each year

Record Dates:	March 1 and September 1

Redemption Provisions:	Special Mandatory Redemption of the 2021 Notes

If the Snyder's-Lance  acquisition is not completed on or before the Special Redemption Deadline, or if the Snyder's-Lance merger agreement is terminated prior to such date, the Company will redeem all of the outstanding aggregate principal amount of the 2021 Notes on the Special Redemption Date.  If the Company is required to redeem the 2021 Notes pursuant to these special redemption provisions, all of the outstanding aggregate principal amount of the 2021 Notes will be redeemed at a special redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest from and including the date of the initial issuance of the 2021 Notes, or the most recent date to which interest has been paid on the 2021 Notes, whichever is later, to but excluding the Special Redemption Date.

Schedule 2 - 4

Optional Redemption of the 2021 Notes

The 2021 Notes will be redeemable, in whole or in part, at the option of the Company, at any time and from time to time prior to March 15, 2021 (the maturity date of the 2021 Notes), at a redemption price equal to the greater of (i) 100% of the principal amount of such 2021 Notes to be redeemed or (ii) as determined by a Quotation Agent (as defined in the Indenture), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest as of the date of redemption),discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Adjusted Treasury Rate (as defined in the Indenture), plus 15 basis points, plus, in each case, accrued and unpaid interest to, but excluding, the date of redemption.

Change of Control
Offer to Purchase:
If a change of control triggering event occurs, unless the Company has exercised its right of redemption, the Company will be required to offer to purchase the 2021 Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date.

Certain Terms of the 2023 Notes:

Title of 2023 Notes:	3.650% Notes due 2023

Aggregate Principal Amount of 2023 Notes:	$1,200,000,000

Maturity Date:	March 15, 2023

Interest Rate:	3.650%

Interest Payment Dates:	Semi-annually in arrears on March 15 and September 15 of each year

Record Dates:	March 1 and September 1

Schedule 2 - 5

Redemption Provisions:	Special Mandatory Redemption of the 2023 Notes

If the Snyder's-Lance  acquisition is not completed on or before the Special Redemption Deadline, or if the Snyder's-Lance merger agreement is terminated prior to such date, the Company will redeem all of the outstanding aggregate principal amount of the 2023 Notes on the Special Redemption Date.  If the Company is required to redeem the 2023 Notes pursuant to these special redemption provisions, all of the outstanding aggregate principal amount of the 2023 Notes will be redeemed at a special redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest from and including the date of the initial issuance of the 2023 Notes, or the most recent date to which interest has been paid on the 2023 Notes, whichever is later, to but excluding the Special Redemption Date.

Optional Redemption of the 2023 Notes

The 2023 Notes will be redeemable, in whole or in part, at the option of the Company, at any time and from time to time prior to February 15, 2023 (one month prior to the maturity date of the 2023 Notes), at a redemption price equal to the greater of (i) 100% of the principal amount of such 2023 Notes to be redeemed or (ii) as determined by a Quotation Agent (as defined in the Indenture), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest as of the date of redemption), calculated as if the maturity date of the 2023 Notes were February 15, 2023 (one month prior to the maturity date of the 2023 Notes), and discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Adjusted Treasury Rate (as defined in the Indenture), plus 20 basis points, plus, in each case, accrued and unpaid interest to, but excluding, the date of redemption.

The 2023 Notes will be redeemable, in whole or in part, at the option of the Company, at any time and from time to time on or after February 15, 2023 (one month prior to the maturity date of the 2023 Notes), at a redemption price equal to 100% of the principal amount of the 2023 Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

Change of Control
Offer to Purchase:
If a change of control triggering event occurs, unless the Company has exercised its right of redemption, the Company will be required to offer to purchase the 2023 Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date.

Schedule 2 - 6

Certain Terms of the 2025 Notes:

Title of 2025 Notes:	3.950% Notes due 2025

Aggregate Principal Amount of 2025 Notes:	$850,000,000

Maturity Date:	March 15, 2025

Interest Rate:	3.950%

Interest Payment Dates:	Semi-annually in arrears on March 15 and September 15 of each year

Record Dates:	March 1 and September 1

Redemption Provisions:	Special Mandatory Redemption of the 2025 Notes

If the Snyder's-Lance  acquisition is not completed on or before the Special Redemption Deadline, or if the Snyder's-Lance merger agreement is terminated prior to such date, the Company will redeem all of the outstanding aggregate principal amount of the 2025 Notes on the Special Redemption Date.  If the Company is required to redeem the 2025 Notes pursuant to these special redemption provisions, all of the outstanding aggregate principal amount of the 2025 Notes will be redeemed at a special redemption price equal to101% of the aggregate principal amount thereof, plus accrued and unpaid interest from and including the date of the initial issuance of the 2025 Notes, or the most recent date to which interest has been paid on the 2025 Notes, whichever is later, to but excluding the Special Redemption Date.

Schedule 2 - 7

Optional Redemption of the 2025 Notes

The 2025 Notes will be redeemable, in whole or in part, at the option of the Company, at any time and from time to time prior to January 15, 2025 (two months prior to the maturity date of the 2025 Notes), at a redemption price equal to the greater of (i) 100% of the principal amount of such 2025 Notes to be redeemed or (ii) as determined by a Quotation Agent (as defined in the Indenture), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest as of the date of redemption), calculated as if the maturity date of the 2025 Notes were January 15, 2025 (two months prior to the maturity date of the 2025 Notes), and discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Adjusted Treasury Rate (as defined in the Indenture), plus 20 basis points, plus, in each case, accrued and unpaid interest to, but excluding, the date of redemption.

The 2025 Notes will be redeemable, in whole or in part, at the option of the Company, at any time and from time to time on or after January 15, 2025 (two months prior to the maturity date of the 2025 Notes), at a redemption price equal to 100% of the principal amount of the 2025 Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

Change of Control
Offer to Purchase:
If a change of control triggering event occurs, unless the Company has exercised its right of redemption, the Company will be required to offer to purchase the 2025 Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date.

Certain Terms of the 2028 Notes:

Title of 2028 Notes:	4.150 % Notes due 2028

Aggregate Principal Amount of 2028 Notes:	$1,000,000,000

Maturity Date:	March 15, 2028

Interest Rate:	4.150%

Schedule 2 - 8

Interest Payment Dates:	Semi-annually in arrears on March 15 and September 15 of each year

Record Dates:	March 1 and September 1

Redemption Provisions:	Special Mandatory Redemption of the 2028 Notes

If the Snyder's-Lance  acquisition is not completed on or before the Special Redemption Deadline, or if the Snyder's-Lance merger agreement is terminated prior to such date, the Company will redeem all of the outstanding aggregate principal amount of the 2028 Notes on the Special Redemption Date.  If the Company is required to redeem the 2028 Notes pursuant to these special redemption provisions, all of the outstanding aggregate principal amount of the 2028 Notes will be redeemed at a special redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest from and including the date of the initial issuance of the 2028 Notes, or the most recent date to which interest has been paid on the 2028 Notes, whichever is later, to but excluding the Special Redemption Date.

Optional Redemption of the 2028 Notes

The 2028 Notes will be redeemable, in whole or in part, at the option of the Company, at any time and from time to time prior to December 15, 2027 (three months prior to the maturity date of the 2028 Notes), at a redemption price equal to the greater of (i) 100% of the principal amount of such 2028 Notes to be redeemed or (ii) as determined by a Quotation Agent (as defined in the Indenture), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest as of the date of redemption), calculated as if the maturity date of the 2028 Notes were December 15, 2027 (three months prior to the maturity date of the 2028 Notes), and discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Adjusted Treasury Rate (as defined in the Indenture), plus 20 basis points, plus, in each case, accrued and unpaid interest to, but excluding, the date of redemption.

Schedule 2 - 9

The 2028 Notes will be redeemable, in whole or in part, at the option of the Company, at any time and from time to time on or after December 15, 2027 (three months prior to the maturity date of the 2028 Notes), at a redemption price equal to 100% of the principal amount of the 2028 Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

Change of Control
Offer to Purchase:
If a change of control triggering event occurs, unless the Company has exercised its right of redemption, the Company will be required to offer to purchase the 2028 Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date.

Certain Terms of the 2048 Notes:

Title of 2048 Notes:	4.800% Notes due 2048

Aggregate Principal Amount of 2048 Notes:	$700,000,000

Maturity Date:	March 15, 2048

Interest Rate:	4.800%

Interest Payment Dates:	Semi-annually in arrears on March 15 and September 15 of each year

Record Dates:	March 1 and September 1

Redemption Provisions:	Special Mandatory Redemption of the 2048 Notes

Schedule 2 - 10

If the Snyder's-Lance  acquisition is not completed on or before the Special Redemption Deadline, or if the Snyder's-Lance merger agreement is terminated prior to such date, the Company will redeem all of the outstanding aggregate principal amount of the 2048 Notes on the Special Redemption Date.  If the Company is required to redeem the 2048 Notes pursuant to these special redemption provisions, all of the outstanding aggregate principal amount of the 2048 Notes will be redeemed at a special redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest from and including the date of the initial issuance of the 2048 Notes, or the most recent date to which interest has been paid on the 2048 Notes, whichever is later, to but excluding the Special Redemption Date.

Optional Redemption of the 2048 Notes

The 2048 Notes will be redeemable, in whole or in part, at the option of the Company, at any time and from time to time prior to September 15, 2047 (six months prior to the maturity date of the 2048 Notes), at a redemption price equal to the greater of (i) 100% of the principal amount of such 2048 Notes to be redeemed or (ii) as determined by a Quotation Agent (as defined in the Indenture), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest as of the date of redemption), calculated as if the maturity date of the 2048 Notes were September 15, 2047 (six months prior to the maturity date of the 2048 Notes), and discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Adjusted Treasury Rate (as defined in the Indenture), plus 30 basis points, plus, in each case, accrued and unpaid interest to, but excluding, the date of redemption.

The 2048 Notes will be redeemable, in whole or in part, at the option of the Company, at any time and from time to time on or after September 15, 2047 (six months prior to the maturity date of the 2048 Notes), at a redemption price equal to 100% of the principal amount of the 2048 Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

Change of Control
Offer to Purchase:
If a change of control triggering event occurs, unless the Company has exercised its right of redemption, the Company will be required to offer to purchase the 2048 Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date.

Schedule 2 - 11

Schedule 3

Time of Sale Information

 Pricing Term Sheet dated March 12, 2018

Preliminary Prospectus dated March 12, 2018

Schedule 3 - 1

Schedule 4

Issuer Free Writing Prospectus, dated March 12, 2018
Filed Pursuant to Rule 433
Registration Statement No. 333-219217
(Supplementing the Preliminary Prospectus Supplement
dated March 12, 2018 to the Prospectus dated July 10, 2017)

Campbell Soup Company

$500,000,000 Floating Rate Notes due 2020 (the "2020 Floating Rate Notes")
$400,000,000 Floating Rate Notes due 2021 (the "2021 Floating Rate Notes")
$650,000,000 3.300% Notes due 2021 (the "2021 Notes")
$1,200,000,000 3.650% Notes due 2023 (the "2023 Notes")
$850,000,000 3.950% Notes due 2025 (the "2025 Notes")
$1,000,000,000 4.150% Notes due 2028 (the "2028 Notes")
$700,000,000 4.800% Notes due 2048 (the "2048 Notes")

Pricing Term Sheet

March 12, 2018

The information in this pricing term sheet relates to the offering (the "Offering") of the Notes described above (the "Notes") of Campbell Soup Company (the "Issuer"), and should be read together with the preliminary prospectus supplement dated March 12, 2018 relating to the Offering and the accompanying prospectus dated July 10, 2017 included in the Issuer's Registration Statement on Form S‑3 (File No. 333-219217) (as supplemented by such preliminary prospectus supplement, the "Preliminary Prospectus").

The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. Terms used but not defined herein have the meanings given in the Preliminary Prospectus.

______________________________________

Issuer:	Campbell Soup Company
Aggregate Principal Amount: Offering Format:	$5,300,000,000 SEC Registered
Security Type:	Senior Unsecured Notes
Trade Date:	March 12, 2018
Settlement Date:	March 16, 2018 (T+4)

Terms Applicable to the Floating Rate Notes

Principal Amount:	2020 Floating Rate Notes: $500,000,000 2021 Floating Rate Notes: $400,000,000
Maturity Date:	2020 Floating Rate Notes: March 16, 2020 2021 Floating Rate Notes: March 15, 2021

Schedule 4 - 1

Interest Rate:	2020 Floating Rate Notes: 3-month U.S. dollar LIBOR plus 0.50% 2021 Floating Rate Notes: 3-month U.S. dollar LIBOR plus 0.63%
Spread to LIBOR:	2020 Floating Rate Notes: +50 bps 2021 Floating Rate Notes: +63 bps
Designated LIBOR Page:	Reuters page "LIBOR01" or, if the 3-month U.S. dollar LIBOR does not appear or is not available on such Reuters screen, Bloomberg L.P. page. "BBAM"
Initial Interest Rate:
2020 Floating Rate Notes:     3-month U.S. dollar LIBOR plus 0.50%, as determined on the second London banking day prior to March 16, 2018
2021 Floating Rate Notes:     3-month U.S. dollar LIBOR plus 0.63%, as determined on the second London banking day prior to March 16, 2018

Public Offering Price:	2020 Floating Rate Notes: 100.000% 2021 Floating Rate Notes: 100.000%
Interest Payment Dates:
2020 Floating Rate Notes:     Quarterly in arrears on March 16, June 16, September 16 and December 16 of each year
2021 Floating Rate Notes:     Quarterly in arrears on March 15, June 15, September 15 and December 15 of each year

First Interest Payment Date:	2020 Floating Rate Notes: June 16, 2018 2021 Floating Rate Notes: June 15, 2018
Interest Reset Dates:	2020 Floating Rate Notes: March 16, June 16, September 16 and December 16 of each year 2021 Floating Rate Notes: March 15, June 15, September 15 and December 15 of each year
Optional Redemption:	No optional redemption rights.
Special Mandatory Redemption:
At 101%, if the Issuer does not complete the Snyder's-Lance, Inc. ("Snyder's-Lance") acquisition on or before September 18, 2018, or if the Snyder's-Lance merger agreement is terminated prior to such date.

Change of Control Offer to Purchase:
If a Change of Control Triggering Event occurs, the Issuer will be required to offer to purchase the notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date.

Day Count Convention:	Actual / 360
CUSIP / ISIN:	2020 Floating Rate Notes: 134429 BB4 / US134429BB48 2021 Floating Rate Notes: 134429 BC2 / US134429BC21

Schedule 4 - 2

Terms Applicable to the Fixed Rate Notes

Principal Amount:	2021 Notes: $650,000,000 2023 Notes: $1,200,000,000 2025 Notes: $850,000,000 2028 Notes: $1,000,000,000 2048 Notes: $700,000,000
Maturity Date:	2021 Notes: March 15, 2021 2023 Notes: March 15, 2023 2025 Notes: March 15, 2025 2028 Notes: March 15, 2028 2048 Notes: March 15, 2048
Interest Rate:	2021 Notes: 3.300% per year 2023 Notes: 3.650% per year 2025 Notes: 3.950% per year 2028 Notes: 4.150% per year 2048 Notes: 4.800% per year
Public Offering Price:	2021 Notes: 99.929% 2023 Notes: 99.851% 2025 Notes: 99.746% 2028 Notes: 99.887% 2048 Notes: 99.527%
Yield to Maturity:	2021 Notes: 3.325% 2023 Notes: 3.683% 2025 Notes: 3.992% 2028 Notes: 4.164% 2048 Notes: 4.830%
Spread to Benchmark Treasury:	2021 Notes: +90 bps 2023 Notes: +105 bps 2025 Notes: +120 bps 2028 Notes: +130 bps 2048 Notes: +170 bps
Benchmark Treasury:
2021 Notes:                             2.250% due February 15, 2021
2023 Notes:                             2.625% due February 28, 2023
2025 Notes:                             2.750% due February 28, 2025
2028 Notes:                             2.750% due February 15, 2028
2048 Notes:                             2.750% due November 15, 2047

Benchmark Treasury Price and Yield:	2021 Notes: 99-16 ¼; 2.425% 2023 Notes: 99-30 ¾; 2.633% 2025 Notes: 99-23+; 2.792% 2028 Notes: 99-00+; 2.864% 2048 Notes: 92-22; 3.130%
Interest Payment Dates:	Semi-annually in arrears on March 15 and September 15 of each year
First Interest Payment Date:	September 15, 2018

Schedule 4 - 3

Optional Redemption:
Make-whole Call:
2021 Notes:             T+15 basis points at any time prior to March 15, 2021 (the maturity date of the 2021 Notes).
2023 Notes:             T+20 basis points at any time prior to February 15, 2023 (one month prior to the maturity date of the 2023 Notes).
2025 Notes:             T+20 basis points at any time prior to January 15, 2025 (two months prior to the maturity date of the 2025 Notes).
2028 Notes:             T+20 basis points at any time prior to December 15, 2027 (three months prior to the maturity date of the 2028 Notes).
2048 Notes:             T+30 basis points at any time prior to September 15, 2047 (six months prior to the maturity date of the 2048 Notes).

Par Call:
2021 Notes:            No par call
2023 Notes:            At any time on or after February 15, 2023 (one month prior to the maturity date of the 2023 Notes).
2025 Notes:            At any time on or after January 15, 2025 (two months prior to the maturity date of the 2025 Notes).
2028 Notes:            At any time on or after December 15, 2027 (three months prior to the maturity date of the 2028 Notes).
2048 Notes:            At any time on or after September 15, 2047 (six months prior to the maturity date of the 2048 Notes).

Special Mandatory Redemption:	At 101%, if the Issuer does not complete the Snyder's-Lance acquisition on or before September 18, 2018, or if the Snyder's-Lance merger agreement is terminated prior to such date.
Change of Control Offer to Purchase:
If a Change of Control Triggering Event occurs, unless the Issuer has exercised its right of redemption, it will be required to offer to purchase the notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date.

Day Count Convention:	30/360
CUSIP / ISIN:	2021 Notes: 134429 BD0 / US134429BD04 2023 Notes: 134429 BE8 / US134429BE86 2025 Notes: 134429 BF5 / US134429BF51 2028 Notes: 134429 BG3 / US134429BG35 2048 Notes: 134429 BH1 / US134429BH18

______________________________________

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC Barclays Capital Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC BNP Paribas Securities Corp. Merrill Lynch, Pierce, Fenner & Smith Incorporated

Schedule 4 - 4

Co-Managers:
BMO Capital Markets Corp.
MUFG Securities Americas Inc.
PNC Capital Markets, LLC
Rabo Securities USA, Inc.
RBC Capital Markets, LLC
SMBC Nikko Securities America, Inc.
The Williams Capital Group, L.P.
Wells Fargo Securities, LLC

______________________________________

It is expected that delivery of the notes will be made against payment thereof on or about March 16, 2018, which will be the fourth business day following the date of the pricing of the notes (such settlement being referred to as "T+4"). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or on the next succeeding business day will be required, by virtue of the fact that the notes will initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

No PRIIPs KID - No PRIIPs key information document (KID) has been prepared as the notes are not available to retail investors in the EEA.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates.  Before you invest, you should read the preliminary prospectus and the accompanying prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering.  You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll free at 1-800-221-1037, Barclays Capital Inc. toll-free at 1-888-603-5847, Citigroup Global Markets Inc. toll free at 1-800-831-9146 or J.P. Morgan Securities LLC collect at 1-212-834-4533.

ANY DISCLAIMER OR OTHER NOTICE THAT MAY APPEAR BELOW IS NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMER OR NOTICE WAS AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT BY BLOOMBERG OR ANOTHER EMAIL SYSTEM.
Schedule 4 - 5

Schedule 5

Electronic (Netroadshow) investor presentation of the Company made available on March 6, 2018.

Electronic (Netroadshow) investor presentation of the Company made available on March 12, 2018.

Schedule 5 - 1